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The following is a transcript of an interview with Fred Turcotte, Chief Financial Officer of The Hagerty Group, LLC.

The Future of Car Culture

Sandy Lay Cox

I'm Sandy Lay Cox, editor in chief of leaders edge. In this episode I talk with Fred Turcotte, the chief financial and administrative officer of Hagerty, a global automotive enthusiast brands and classic car insurer. We discuss Hagerty's recent merger with SPAC Aldel Financial, where Hagerty plans to grow and of course, the classic car market. Go for a drive and give it a listen. Well, Fred, thank you so much for taking the time with us very exciting news. Coming out of Hagerty, just a few questions about the deal, kind of want to hear about what your future plans are a little bit,

Fred Turcotte

you know, what we had in front of us was an opportunity to bring forward a bit a plan that we we've always had, which is, you know, in three years, you know, we would probably look to the equity markets as a means by which we could grow or continue our growth. We also looked at the equity markets as a means by which we could attract talent, A level talent, our currency use of currency in a ability to use stock or options on stock is a very attractive draw for many of those involved in what I'll call the IT area, right that the digital area, many, many talented people come from organizations where that was a currency in addition to cash and it gives us an opportunity to, to use that as a means by which we attract, manage and retain talent. So that was one reason. We have been preparing for this kind of a transaction for many, many years in terms of governance, we have a full board, we've had a board for a dozen years independent board, we have put in place many of the steps you need to have in place from an internal controls perspective. We have our own enterprise risk management team, we have I’ll call it great monitoring systems and so financially, we were readying ourselves and from a governance perspective, we were readying ourselves for quite a while now. The use of the SPAC is just a means by which you can go public the SPAC transaction has some advantages to it. One is of course, it can, it has a sort of a much shorter timeframe to go to market than a typical IPO. It's a bit cheaper. It allows you to use forward looking projections to establish value and in our case, being a company that's been in business for almost 30 years now, especially in the auto business, we have a track record of revenue growth, we have a track record of profitability, which a lot of companies that merge with SPACs might not have and so, you know, we can use those projections with a high degree of confidence because we have historical results and growth rates to support what we're thinking of going forward. I think the other part of the SPAC transaction that has an advantage as you as you do get to pick the partner, right? There's a process that that's in place. We had JP Morgan, a long standing partner of ours run a process whereby we looked at a number of SPAC, SPAC sponsors and SPAC companies to choose from to partner with and so we had selection criteria we have we knew what our objectives were, we know we knew what synergies we wanted to gain. We knew the kind of partner we wanted to, to actually have a relationship with and that really does help. Sometimes you don't get to choose in an IPO right in an IPO the entirety of the public is investing in you and here you can actually partner with someone that brings synergies like capital markets experience, automotive lifestyle experience, networking within the automotive lifestyle, and good brands, you know, good brand so we're very happy with the selection of Aldel. We think there'll be a fantastic partner bring us a lot of synergies which, we valued in the selection process.

Sandy Lay Cox

Can you talk a little bit more about that choice of Aldel just those synergies in the automotive background? Just a little more details there?

Fred Turcotte

Yeah, so Rob Kauffman, who's the CEO of Aldel and his board has, you know has experience in the automotive area, they’re car collectors, and some of them are car collectors. Rob is a car collector and so they understand the lifestyle, they understand what Hagerty brings to the lifestyle. So there's an ability to really have that community effect. A lot of that is what Rob and team know, right? They understand that. So that's one of the synergies is they really have a great understanding and love and passion for the very same thing that we do, which is this sort of collector vehicle lifestyle.

Sandy Lay Cox

You mentioned in sort of discussing your reasons for going this route. A lot of the things that sort of people, when people look at SPACS at least currently, they question, you know, sort of the projected, you know is the company going to live up to all that stuff? And you, you guys, you look like you really thought this through? Really well? Was there any concern about the reputation of going through a SPAC as you considered it? Or was that not even something that you guys consider? Yeah,

Fred Turcotte

I think the reputation works both ways. So Hagerty as a brand is highly reputable in the space we work and live in, because we're passionate about what we do and, you know, all of our employees have that same sort of ilk, you know, we like what we do, it's really kind of cool. So it has that coolness factor, right? And then you're able to help them in something that they really like, and whether it's a claim or whether it's just helping them find a car or a source of car or sell a car or whatever it is, find a part you know, I mean, we have a parts finder, division, all they do is find parts for our members. So things like that is really important to us. Brand brings a lot of it to the table and I think I think when I, when I look at what it means relative to projections, it's really just executing on our playbook, we've got it all in place, we have the contracts in place, we just have to execute the playbook run more of the plays that we're running and so when I look to the future, it's really that, right, we're not changing the core of the company, we're not changing how we approach the company of the business, we're simply changing its ownership. That's what's happening here, the ownership is different, but the company itself as an operating entity, and what we do, and how we plan, what we look for how we project, all of that is the same as we've always done for a number of years. As I think about the future, I mean, what you'll see is, you know, this opportunity to continue our digital transformation be more digitized, be able to provide to our members in a digital way, a lot of the experiences that are available to them. Digital can also mean how we, what value we bring, how we what products and services and how they integrated into a platform. You know, that's something that we're continuing to work on and I think the members will be happy. When we roll out those products and services, which are sort of ongoing, they'll be coming, you know, quarter to quarter as we finish them.

Sandy Lay Cox

I want to ask a little bit about classic car values, we see that they're up, which is great. Can you talk about what's driving that? And is that going to last?

Fred Turcotte

valuation is one of the linchpins of ownership, the buyer wants to know what it costs to buy something the seller wants to get a good price and so valuation data is something that we started investing in probably a dozen years ago. So, when it comes to value, value is a linchpin because it establishes transaction value establishes insurance coverage value and it absolutely establish establishes exchange value. You know, what should I sell my car for knowing that I put in X amount of money and we call it the J curve. Most cars when you buy the car, when you come off the lot the dealer, the joke is you lose 20% of that value, immediately you have to pay for a brand new car that's absolutely true, it depreciates we call it the J curve because after a certain amount of time in the insurance world, it's really kind of worthless until the car has some provenance to it starts to become collectible it's kind of cool like the M series The BMW M series those in early 1990 cars which in today's world are very popular. So as the J as you see the value go up that's where we engage. That's where we can start to provide valuation for the buyer or the seller to the market. Let them know that what we're seeing across our ecosystem in terms of buying and selling and valuation guidance and valuation team guidelines, they can actually see what that price will be. So most cars will depreciate and then within the collector car world they become more collectible therefore the value starts to increase.

Sandy Lay Cox

So in that classic car world are things truly going up in like as a trend line?

Fred Turcotte

Yeah, we like we like what we're seeing, you know, the 2021 auctions that have effectively been completed for the year were an indicator sort of a benchmark right which was more cars at more value were sold, well more higher value cars were sold. New, newer value cars, newer cars more modern collectible, cars became more attractive, and therefore were sold a bit more. So we think it's very healthy. It will always have sort of certain segments that maybe don't appreciate as much as others, what we're seeing is in the supercar, the modern supercar area, the prices have just really jacked up really high, people are willing to pay for cars that have low production, are very popular cars to younger people, and they're willing to pay in that million or million plus range. There are other cars sometimes that maybe lose their value not all of them but you know, you might have a period of time where the brass era cars, think of the you know, the model A's, the Model T's, you know, they're, they're older cars, they're fun, they're fantastic, people love them, but they're not as maybe exchanged as much right people treasure them and they hold them, they don't really sell them much. Well, if you don't have a sale, you don't have a market as much you don't have a price fluctuation, it becomes a little bit more stable. So it all depends on the kind of segment and within our world there’s many, many segments of cars, where you look at valuation, and some of them are flat, some of them are up a bit, some of them way up. But overall, when we look at the market, the market has been trending upward, very, very favorably.

Sandy Lay Cox

Do you think there's other any outside sort of influences driving that high trend of this specific segment? Or is it just..

Fred Turcotte

Yeah what we're seeing is those that are collectors, you know, they're reducing their inventory and buying better samples. So I might have 10 cars, but I really want to have really five really good ones. Right? So I'm willing to maybe sell down my numbers and get finer examples of cars and so that, that dynamic tends to play to price, you know, I'll sell 10, I'll buy five, I might be able to have the sales, I might be able to buy one or two $1 million cars of my five. So you see that dynamic within the collectors. You also see a younger dynamic a lot of younger people are enthusiasts. So think of the you know, the Gen X, think of the millennial generation, they love cars, and they're just getting to where they have a level of income, where they can buy into it. And so there's no bigger generation then, of course, you know, the baby, the baby boomers, my generation, but, but what we're seeing is the second level is really that younger generation that 25 to 40 year old generation is really interested in cars, they love cars, now they now they have a level of income that allows them to enter the market. So we're seeing that dynamic play out as well.

Sandy Lay Cox

That's interesting. And I bet they have different favorites. Yeah, as they are sort of nostalgic about I mean, I'm Gen X. And I remember the cars that were going around when I was young.

Fred Turcotte

when you were in high school. Yeah, everyone's different. That's what's so cool about the business is every car matters to any car matters to someone and so every car in our world matters we are sort of indifferent, right? We just want people to enjoy what they like, doesn't matter if it's a gremlin. It doesn't matter if it's if it's a McLaren to them. There's something about it. That's interesting. It might be their dad's car. We have clients that buy cars, or look for the car their dad owned 35 years ago, and we've had these great stories, they're kind of tear jerkers, where for his birthday, or mom's birthday, the car is presented to them. It's the same car that it is so cool. And that's the, that gives you a sort of the essence of, of what we're in this passion is passion hobby,

Sandy Lay Cox

you do have a very sort of diversified portfolio of acquisitions. You guys have the events, your evaluation tools, youryour regular classic insurance, all that stuff. So where do you see if you can point to maybe one or two specific areas within that where you see sort of the most lift or drive cutting for the future where you're kind of looking to grow

Fred Turcotte

when we think about insurance transactions, the growth is omni channel. So I mentioned the direct opportunities with the digitization platform continue to improve that make it frictionless you know, if you can make the transaction frictionless on the insurance side, you have more opportunity to talk to them about their car, rather than the insurance coverage right? Because most of our people want to talk about the car insurance transaction is compulsory thing. So I would say on the insurance side, deepen our relationships with our agents and brokers do a better job of being digital, engage more on the direct side, more events, right, we are at 2,500 events a year, that's a direct engagement play. So you'll see a bit more deepening the omni channel distribution. On the insurance side. We are segmenting our books. So we're looking at people that like hot rods, people who like very high end cars, people who like supercars. And within those segments, people's needs and wants are different. So we, we provide dedicated and customizations to these segments, in terms of what that that membership offering looks like.

Sandy Lay Cox

We've seen a growing interest in sort of specialty insurers, specially brokers, you look at M&A, it's up there. What are your thoughts on sort of that specialist kind of being maybe the wave of the future, or, or, or the way to really serve clients in a full perspective, just curious about that are really doing that well,

Fred Turcotte

I think specialty insurance companies historically, provide a product in a service that is differentiated than the mainstream General, sort of general liability kind of companies that do it all. They become more of a boutique option, versus I'll call it a department store option, right. And so we always thought that our best foot forward would be within that niche area, we do not cross sell homeowners, we don't cross sell standard auto cars, we do this one thing really well and we and the market is large, and the opportunities are great. And that's why we're here to service the members that love this, that love it, passionate about it and so I think that niche, specialty insurance companies in terms of a trend really will depend on the insurance, right? In our world, in the auto world, collector vehicle world, it fits very nicely. So as a trend within auto, it's become one, it's getting bigger. We, you know, we're fortunate enough to have seen it a little bit maybe a little bit earlier than others.

Sandy Lay Cox

I just wonder if you know, like Cyber, for example, would take a page from this, you know, you see a lot of these specialty Cyber MGAs popping up and is that comp is that risk so complex that it requires this kind of specialization. So maybe you guys

Fred Turcotte

It’s an interesting thought it really is. I mean, I, you'll see it more in the insure tech world, right, the cyber piece of that. Cyber is, you know, one thing we always think about, you know, is do you get the value, right? Do you get the transaction? Do you get them get a member what they need and what they want? And do you protect their data? Right? I mean, security is a is in our world is paramount. It comes down to one word is trust. Right at the end of the day, do our clients trust us to give them the products and services we have and to protect them protect their data, do the partners, we have the large national carriers and all of all the brokers and agents that we work with over 45,000 in the US do they trust us to take care of their clients and that is that's the word. I mean that's what we think and breath that all the time and it only happens if they trust you

Sandy Lay Cox

that was Fred Turcotte Chief Financial and Administrative Officer at Hagerty. Tune into the rest of our podcasts @leadersedge.com or find them on SoundCloud, Apple podcast and Spotify.

Important Information and Where To Find It

Aldel Financial Inc. (“Aldel”) has entered into that certain Business Combination Agreement, dated as of August 17, 2021 (the “Business Combination Agreement”), by and among Aldel, Aldel Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Aldel (“Merger Sub”), and The Hagerty Group, LLC, a Delaware limited liability company (“Hagerty”), pursuant to which: (a) all of the outstanding equity interests of Hagerty will be exchanged for shares of Class V Common Stock and OpCo Units; (b) Merger Sub will be merged with and into Hagerty (the “Merger”), whereupon the separate limited liability company existence of Merger Sub shall cease and Hagerty shall be the surviving company (Hagerty following the Merger is sometimes hereinafter referred to as the “OpCo”) and continue its existence under the Delaware Limited Liability Company Act (the “LLC Act”); (c) the existing limited liability company agreement of Hagerty will be amended and restated in the form attached to the Business Combination Agreement, to, among other things, make Aldel a member of the OpCo; and (d) Aldel will change its name to Hagerty, Inc.(“New Hagerty”) (the Merger and the other transactions contemplated by the Business Combination Agreement are collectively referred to as the “Business Combination”). In connection with the proposed Business Combination, Aldel has filed with the SEC a preliminary proxy statement, and will file, when available, a definitive proxy statement. Promptly after filing its definitive proxy statement with the SEC, Aldel will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the Special Meeting relating to the transaction. INVESTORS AND STOCKHOLDERS OF ALDEL ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ALDEL WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ALDEL, HAGERTY AND THE BUSINESS COMBINATION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Aldel with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by directing a request to: Aldel Financial Inc., 105 S. Maple Street, Itasca, Illinois 60143.

Participants in the Solicitation

Aldel and its directors and executive officers may be deemed participants in the solicitation of proxies from Aldel’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Aldel will be included in the proxy statement for the proposed Business Combination and be available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed Business Combination when available. Information about Aldel’s directors and executive officers and their ownership of Aldel common stock is set forth in Aldel’s prospectus, dated April 12, 2021, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed Business Combination when it becomes available. These documents can be obtained free of charge from the sources indicated above.

Hagerty and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Aldel in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement for the proposed Business Combination.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project,” “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this communication regarding the proposed transactions contemplated by the Business Combination Agreement and the Subscription Agreements, including the benefits of the Business Combination, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the Business Combination. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Aldel’s and Hagerty’s managements’ current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Business Combination Agreement; (2) the outcome of any legal proceedings that may be instituted against Aldel or Hagerty following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to failure to obtain approval of the stockholders of Aldel and Hagerty, certain regulatory approvals, or satisfy other conditions to closing in the Business Combination Agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transaction to fail to close; (5) the failure to meet the minimum cash requirements of the Business Combination Agreement due to Aldel stockholder redemptions and the failure to obtain replacement financing; (6) the inability to complete the concurrent PIPE; (7) the failure to meet projected development and production targets; (8) the impact of COVID-19 pandemic on Hagerty’s business and/or the ability of the parties to complete the proposed Business Combination; (9) the inability to obtain or maintain the listing of Aldel’s shares of common stock on The New York Stock Exchange following the proposed Business Combination; (10) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (11) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of Hagerty to grow and manage growth profitably, and retain its key employees; (12) costs related to the proposed Business Combination; (13) changes in applicable laws or regulations; (14) the possibility that Aldel or Hagerty may be adversely affected by other economic, business, and/or competitive factors; (15) risks relating to the uncertainty of the projected financial information with respect to Hagerty; (16) risks related to the organic and inorganic growth of Hagerty’s business and the timing of expected business milestones; (17) the amount of redemption requests made by Aldel’s stockholders; and (18) other risks and uncertainties indicated from time to time in the final prospectus of Aldel for its initial public offering dated April 12, 2021 filed with the SEC and the preliminary proxy statement, and when available, a definitive proxy statement relating to the proposed Business Combination, including those under “Risk Factors” therein, and in Aldel’s other filings with the SEC. Aldel cautions that the foregoing list of factors is not exclusive. Aldel and Hagerty caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Aldel and Hagerty do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Neither Hagerty nor Aldel gives any assurance that either Hagerty or Aldel, or the combined company, will achieve its expectations.

No Solicitation

This communication does not constitute the solicitation of a proxy, consent or authorization with respect to the Business Combination. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.